Exhibit 10.5

Confidential Treatment Requested by AdvanSix Inc.

FIRST AMENDMENT
TO AMENDED AND RESTATED
CAPROLACTAM AND POLYMER SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CAPROLACTAM AND POLYMER SUPPLY AGREEMENT (this “Amendment”) is entered into as of July 18, 2013, by and between Honeywell Resins & Chemicals LLC, a Delaware limited liability company f/k/a Honeywell Nylon , LLC (“Seller”), and Shaw Industries Group, Inc., a Georgia corporation (“Buyer”).

Recitals

WHEREAS, on April 1, 2013, Seller and Buyer entered into that certain Amended and Restated Caprolactam and Polymer Supply Agreement (the “Agreement”);

WHEREAS, the parties desire to amend certain provisions of the Agreement; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.         Section 1.2 of the Agreement is deleted in its entirety, and inserted in lieu thereof is a new Section 1.2, as follows:

“1.2     Purchase and Sale of Product.

(a)       During the term of this Agreement, except as provided in Articles 1.2(b), 1.3 and 1.4 below, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, each Fiscal Year, for use and consumption by Buyer and its Affiliates, a minimum of [ * * * ] ([ * * * ]) pounds of Product (the “Minimum Volume”), and a maximum of [ * * * ] ([ * * * ]) pounds of Product (the “Maximum Volume”), including:

(i)       a minimum of [ * * * ] ([ * * * ]) and a maximum of [ * * * ] ([ * * * ]) pounds per Fiscal Year (or a pro rata amount thereof in any partial Fiscal Year during the Term) of Polymer [ * * * ].

(ii)      a maximum of [ * * * ] ([ * * * ]) pounds per Fiscal Year of [ * * * ] Caprolactam.

(iii)      [ * * * ]

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(iv)     At the sole option of Buyer, Buyer may provide caprolactam Product to a third party designated by Buyer, for further processing into polymer or fiber; it being acknowledged that any such caprolactam may not be sold to such third party.

(b)       In addition to the purchase obligations set forth in Section 1.2(a) above, during the period from July 1, 2013, through December 31, 2013 (the “Supplemental Product Term”), Buyer shall purchase from Seller, and Seller shall sell to Buyer, a minimum of [ * * * ] ([ * * * ]) pounds and a maximum of [ * * * ] ([ * * * ]) pounds of Product (the “2013 Supplemental Volume”) in such mix of [ * * * ] Caprolactam and [ * * * ] polymer as Buyer may designate in the applicable Forecast, with such mix being subject to the commercially reasonable capacity of Seller, as well as any commercially reasonable needs and priorities of Buyer; provided, however, that upon the conclusion of the Supplemental Product Term, [ * * * ] ([ * * * ]) of the 2013 Supplemental Volume shall have been [ * * * ] Caprolactam and ([ * * * ]) of the 2013 Supplemental Volume shall have been [ * * * ] polymer; provided, further, however, that upon agreement by both parties, [ * * * ] can be substituted for [ * * * ].

Nothing in this Agreement is intended to imply any geographical limitation, and Buyer shall not be restricted to use of any Product at any particular Facility, but may use any Product in any of its facilities, whether presently owned, or expanded, purchased or constructed after the Effective Date.”

2.         Section 2.1 of the Agreement is amended by adding the following to the end of Section 2.1, as follows:

“The price for each pound of [ * * * ] Caprolactam included in the 2013 Supplemental Volume shall be the sum of (A) [ * * * ] ([ * * * ]) plus (B) the Caprolactam Index Amount (as defined in Schedule 2.1(I)), which, may be a positive or a negative amount.”

3.         Section 2.2 of the Agreement is amended by adding the following to the end of Section 2.2, as follows:

“The price for each pound of [ * * * ] Polymer included in the 2013 Supplemental Volume shall be [ * * * ] ([ * * * ]) above the price for [ * * * ] Caprolactam included in the 2013 Supplemental Volume (calculated pursuant to Article 2.1 above) for such Fiscal Month, plus the Polymer Index Amount (as defined in Schedule 2.1(II)), which, may be a positive or a negative amount.”

4.         All capitalized terms used, but not defined, herein shall have the meaning set forth in the Agreement.

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5.        This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

6.        Except as expressly modified in this Amendment, the Agreement remains in full force and effect. The Agreement and this First Amendment together constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior agreements or understandings between the Parties as to the subject matter hereof.

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Confidential Treatment Requested by AdvanSix Inc.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Caprolactam and Polymer Supply Agreement as of the date first above written.

HONEYWELL RESINS & CHEMICALS, LLC		SHAW INDUSTRIES GROUP, INC.

By:	/s/ Qamar S. Bhatia	By:	/s/ Gerald R. Embry
	Qamar S. Bhatia		Gerald R. Embry
	Vice President and General Manager		Vice President, Administration
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